                          SUPPLEMENT DATED MAY 5, 2006
                 (TO PROSPECTUS SUPPLEMENT DATED APRIL 26, 2006
                       TO PROSPECTUS DATED MARCH 31, 2006

                                  $951,361,300
                                  (Approximate)

               Mortgage Pass-Through Certificates, Series 2006-AR2

                        GSR MORTGAGE LOAN TRUST 2006-AR2
                                 Issuing Entity

                          GS MORTGAGE SECURITIES CORP.
                                    Depositor

                         GOLDMAN SACHS MORTGAGE COMPANY
                                     Sponsor

                             WELLS FARGO BANK, N.A.
                  Master Servicer and Securities Administrator

                                 CITIBANK, N.A.
                                     Trustee

                     AMERICAN HOME MORTGAGE SERVICING, INC.
                       COUNTRYWIDE HOME LOANS SERVICING LP
                            GMAC MORTGAGE CORPORATION
                               LYDIAN PRIVATE BANK
                           NATIONAL CITY MORTGAGE CO.
                         RESIDENTIAL FUNDING CORPORATION
                                    Servicers





         Notwithstanding anything to the contrary in the accompanying Prospectus Supplement, (i) the amount set forth under the heading "Unpaid Principal Balance ($)" on the last row of the table entitled "Hypothetical Mortgage Loans--Group 1 Loans" on page S-129 of the accompanying Prospectus Supplement is hereby deleted in its entirety and replaced by the following amount: $22,937,907.31 and (ii) the footnote on page S-B-14 of the accompanying Prospectus Supplement shall be replaced in its entirety with the following: "No more than approximately 1.304% of the Hybrid Group Loans will be secured by mortgaged properties in any one California zip code area, and no more than approximately 1.148% of the Hybrid Group Loans will be secured by mortgaged properties in any single zip code area outside of California."